Exhibit 99.1

AURELIO REPORTS ADDITIONAL NEAR-SURFACE OXIDE COPPER

INTERCEPTS AT HILL COPPER-ZINC PROJECT, ARIZONA,

INCLUDING 65 FT @ 1.04% Cu

LITTLETON, COLORADO, July 19, 2007	Press Release #07-12

Aurelio Resource Corporation (AULO : OTCBB Frankfurt: F3RA) is pleased to announce initial results from its current drilling program at the South Courtland Area of its wholly-owned Hill Copper-Zinc Project, located in the Turquoise Mining District of Cochise County, Arizona.

BR07-01, -02 and -03 were drilled with the objective of further delineating the extent of the near-surface, heap-leachable oxide copper mineralization discovered earlier this year (see March 1, 2007 news release). Preliminary results suggest that this zone of oxide copper mineralization (associated with higher-grade primary copper mineralization at depth) could extend over an area approximately 3,000 feet long and up to 1,000 feet wide to depths of more than 100 feet.

Results from the first three drill holes are as follows:

Hole ID	From	To	Length	Copper	Zinc	Silver	Comments
BR07-01	20 ft	110 ft	90 ft	0.51%	0.11%	1.89 g/t	Step-out to BR06-104
including:	30 ft	80 ft	50 ft	0.61%
BR07-02	20 ft	85 ft	65 ft	1.04%	0.08%	5.61 g/t	Step-out along strike
BR07-03	0 ft	80 ft	80 ft	0.70%	0.18%	2.57 g/t	Step-out to BR06-102
including:	20 ft	50 ft	30 ft	1.01%

Drilling will continue on the oxide copper zone until such time as a sufficient number of drill holes have been completed to allow for calculation of an NI 43-101 compliant mineral resource estimate by an independent engineering firm.

Drill holes BR07-01 and -03 were drilled to confirm the results of earlier core holes; the sample assay data will be incorporated into ongoing metallurgical studies.

Hill Copper Project - South Courtland Area Drill Hole Locations, 2006-2007

The potential of this area could be 20 to 35 million tons of mineralized material. Assuming an average grade between 0.50 and 0.65% copper equivalent, this could add between 200 to 350 million pounds of copper to Aurelio’s resource inventory.

Additional drill results will be released as they become available.

ABOUT THE COMPANY

Aurelio Resource Corporation is a mineral exploration and development company focused on achieving mid-tier producer status. The Company’s wholly-owned Hill Copper-Zinc Project is located east of Tucson, AZ and contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold. Presently, the in-house calculated resource for the entire Hill project is estimated by the Company to be nearly 800 million pounds of copper at a copper-equivalent grade of 0.65% (copper and zinc combined). Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold porphyry deposit in Durango, Mexico.

Contacts:

Dr. Fred Warnaars President & CEO	Diane Dudley Investor Relations 303-795-3030 800.803.1371 303.945.7273 (direct) 303.945.7270 (fax)

For additional information, please visit our website (www.aurelioresources.com) and/or send an email to Dianed@aurelioresources.com.

Legal Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward-looking statements in this news release include: that drilling is continuing and that further results will be released when they become available; statements regarding the estimated length, width and thickness of the oxide copper zone; that drilling will continue on this oxide copper zone until such time as a sufficient number of drill holes have been completed as to allow for calculation of an NI 43-101 compliant mineral resource estimate by an independent engineering firm; and that this area could add between 200 to 350 million pounds of copper to Aurelio’s resource inventory.

It is important to note that the Company’s actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that our estimates of mineral resources are inaccurate; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at dept; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company’s most recent 10-KSB and 10-QSB filed with the Securities and Exchange Commission.

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